Exhibit 23.2
-------------

Consent of Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated July 17, 1998, in the Amendment No. 2 to the Registration Statement (Form S-4) and related Prospectus of National Wine & Spirits, Inc. dated May 13, 1999.

Our audit also included the financial statement schedule of National Wine & Spirits, Inc. listed in the accompanying index to exhibits and financial statement schedules (Item 21), as it relates to the years ended March 31, 1997 and 1996. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the valuation and qualifying accounts schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set for the therein for the years ended March 31, 1997 and 1996.




                                            Katz, Sapper & Miller, LLP


Indianapolis, Indiana
May 12, 1999